CUSIP No. 89413J102	13D	Page 1 of 2 Pages

EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of shares of stock of Ocera Therapeutics, Inc.

EXECUTED this 2nd day of February, 2017.

/s/ James E. Thomas James E. Thomas Manager of Thomas, McNerney & Partners, LLC, the general partner of Thomas, McNerney & Partners, L.P.	February 2, 2017

/s/ James E. Thomas James E. Thomas Manager of TMP Nominee, LLC	February 2, 2017

/s/ James E. Thomas James E. Thomas Manager of Thomas, McNerney & Partners, LLC, the general partner of TMP Associates, L.P.	February 2, 2017

/s/ James E. Thomas James E. Thomas Manager of Thomas, McNerney & Partners, LLC	February 2, 2017

/s/ James E. Thomas James E. Thomas Manager of Thomas, McNerney & Partners II, LLC, the general partner of Thomas, McNerney & Partners II, L.P.	February 2, 2017

/s/ James E. Thomas James E. Thomas Manager of TMP Nominee II, LLC	February 2, 2017

CUSIP No. 89413J102	13D	Page 2 of 2 Pages

/s/ James E. Thomas James E. Thomas Manager of Thomas, McNerney & Partners II, LLC, the general partner of TMP Associates II, L.P.	February 2, 2017

/s/ James E. Thomas James E. Thomas Manager of Thomas, McNerney & Partners II, LLC	February 2, 2017

/s/ James E. Thomas James E. Thomas	February 2, 2017